INVESTOR PRESENTATION Q3 2026 Speakers: McKeel Hagerty, Chief Executive Officer and Chairman Patrick McClymont, Chief Financial Officer

HAGERTY Q3 2026 | 2 Forward Looking Statements / Non-GAAP Financial Measures This presentation contains statements that constitute “forward- looking statements” within the meaning of the federal securities laws. All statements we provide, other than statements of historical fact, are forward-looking statements, including those regarding our future operating results and financial position, our business strategy and plans, products, services, and technology implementations, market conditions, growth and trends, expansion plans and opportunities, and our objectives for future operations. The words “anticipate,” “believe,” “envision,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” “ongoing,” “contemplate,” and similar expressions, and the negatives of these expressions, are intended to identify forward- looking statements. We have based these forward-looking statements largely on our current expectations about future events, which may not materialize. Actual results could differ materially and adversely from those anticipated or implied in our forward- looking statements. These factors include, among other things, our ability to: (i) compete effectively within our industry and attract and retain insurance policyholders and paid Hagerty Drivers Club (“HDC”) subscribers; (ii) maintain key strategic relationships with our insurance distribution and underwriting carrier partners; (iii) prevent, monitor, and detect fraudulent activity; (iv) manage risks associated with disruptions, interruptions, outages, or other issues with our technology platforms or use of third-party services; (v) accelerate the adoption of our membership and marketplace products and services, as well as any new insurance programs and products we offer; (vi) successfully implement the fronting arrangement consummated with Markel and realize the anticipated benefits while also managing the increased exposure to underwriting volatility, catastrophes, reinsurance counterparty risk, and legal, compliance, and regulatory risks resulting from the shift to Hagerty Re assuming 100% of the risk for policies written through this arrangement; (vii) underwrite and price new products, including Enthusiast+, consistent with expected loss ratios and risk tolerances; (viii) execute Broad Arrow’s private sale, auction, and financing strategies; (ix) complete acquisitions or investments on the expected terms or timeline, or at all, and realize the anticipated benefits of such acquisitions and investments, including expected earnings enhancements and synergies, including those anticipated from the recently completed acquisition of Bennetts Motorcycling Services Limited; (x) manage the cyclical nature of the insurance business and broader macroeconomic conditions, including inflation, interest rates, and potential recessionary pressures; (xi) achieve Hagerty’s investment objectives and avoid losses in the investment portfolio; (xii) address unexpected increases in the frequency or severity of claims, including catastrophe losses; and (xiii) comply with numerous laws and regulations applicable to Hagerty’s business, including without limitation state, federal, and foreign laws relating to insurance and rate increases, privacy and cybersecurity, marketing and advertising, digital services, accounting matters, tax, anti-money laundering, and economic sanctions. The forward-looking statements in this presentation represent our views as of the date hereof. You should not rely on forward- looking statements as predictions of future events. We operate in a very competitive and rapidly changing environment and new risks emerge from time to time. This presentation should be read in conjunction with the information included in our filings with the SEC and press releases. Understanding the information contained in these filings is important in order to fully understand our reported financial results and our business outlook for future periods. In addition, this presentation contains certain “non-GAAP financial measures”. The non-GAAP measures are presented for supplemental informational purposes only. These financial measures are not recognized measures under GAAP and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Reconciliations to the most directly comparable financial measure calculated and presented in accordance with GAAP are provided in the appendix to this presentation. ON THE COVER: Pennsylvania Route 144, Hagerty’s 2026 Road of the Year, and a 1983 Porsche 911SC that knows exactly what to do with it. PHOTOGRAPHER: CAMERON NEVEAU

HAGERTY Q3 2026 | 3 THIRD QUARTER YTD 2026 Highlights 1 YTD Q3 2026 reflects the transition of business under the Markel Fronting Arrangement, which resulted in a decrease in Commission and fee revenue and the recognition of transitional costs to amortize the remaining deferred ceding commissions related to 2025 policies. 2 See Appendix for additional information regarding this non-GAAP financial measure. Still life at speed: 1960 Ferrari 250 GT SWB at the 75th Pebble Beach Concours d’Elegance. PHOTOGRAPHER: JAMES LIPMAN Revenue Components 1. Written Premium growth of 18% to $1,099 million » Added a record 402,000 new members in the nine months ended September 30, 2026, equating to policy in force growth of 18% year-over-year to 1.9 million members 2. Earned Premium growth of 42% to $757 million » Increased quota share to 100% as of January 1, 2026 with the Markel Fronting Arrangement 3. Marketplace revenue growth of 8% to $97 million 4. Membership and other revenue growth of 4% to $65 million 5. Total Revenue1 of $1,021 million, down 7% Strong growth in underlying profitability1 1. Net Income of $32 million compared to Net Income of $121 million » Includes $189 million of Markel Fronting Arrangement transitional costs 2. Adjusted EBITDA2 of $257 million compared to $180 million, growth of 43% 3. Hagerty Re Combined Ratio of 85.2% » Includes $32 million of lower estimated losses ($26 million reduction to our estimate of current year losses in the third quarter, and a $6 million reduction to our estimate of 2025 accident year losses recorded in the first quarter) Completed strategic evolution to assume 100% of premium post transition to Markel Fronting Arrangement Strong underlying operational performance with growth in PIF, Written Premium, and Earned Premium Transition to the Markel Fronting Arrangement resulted in lower reported revenue as previously disclosed

Grow policies in force to 3.0 million by 2030 INVESTING IN OUR MEMBER-CENTRIC APPROACH TO DELIVER COMPOUNDING PROFIT GROWTH: » Implement Markel Fronting Arrangement with 100% quota share and realize anticipated benefits » Accelerate insurance growth with State Farm rollout » Leverage technology to enhance agent distribution and accelerate business-to-business efforts » Further invest in our claims handling expertise for members » Refine Hagerty Drivers Club value proposition and leverage our unique and authentic car culture » Invest in technology and Duck Creek implementation → Top down, spotlight up: 2025 Bugatti W16 Mistral at Broad Arrow’s Quail auction. PHOTOGRAPHER: MATT TIERNEY 2026 Priorities HAGERTY Q3 2026 | 4

HAGERTY Q3 2026 | 5 THIRD QUARTER YTD 2026 Financial Highlights 1 YTD Q3 2026 reflects the transition of business under the Markel Fronting Arrangement, which resulted in a decrease in Commission and fee revenue and the recognition of transitional costs to amortize the remaining deferred ceding commissions related to 2025 policies. 2 Hagerty Re’s Loss Ratio is the ratio of (i) Hagerty Re’s losses and loss adjustment expenses to (ii) its earned premium. Loss and loss adjustment expenses includes approximately $32 million of reductions to our estimate in the first nine months of 2026 related to favorable development for the 2025 accident year and the continuation of favorable trends for the 2026 accident year. 3 Hagerty Re’s Combined Ratio is the ratio of (i) Hagerty Re’s losses, loss adjustment expenses, and underwriting expenses to (ii) its earned premium. 4 See Appendix for additional information regarding this non-GAAP financial measure. GROWTH PERSISTENCE PROFITABILITY $1,021M TOTAL REVENUE1 -7% $23M INCOME BEFORE TAXES1 $32M NET INCOME $1,099M WRITTEN PREMIUM +18% $257M ADJUSTED EBITDA4 +43% $0.00 BASIC EARNINGS PER SHARE 37.8% HAGERTY RE LOSS RATIO2 85.2% HAGERTY RE COMBINED RATIO3 88.2% RETENTION

Revenue Components

18% Growth in Written Premium Fueled by PIF Growth



TOTAL REVENUE
Millions
Q3
Earned premium
Commission and fee revenue[1]
Membership + other revenue
Marketplace revenue
Net investment income
9% DECREASE
$391
$11
$34
$21
$137
$187
$354
$13
$32
$22
$22
$265
CHANGE
18%
(6)%
2%
(84)%
42%
2025
2026
YTD
7% DECREASE
$1,099
$31
$90
$63
$381
$534
$1,021
$40
$97
$65
$62
$757
CHANGE
29%
8%
4%
(84)%
42%
2025
2026

THIRD QUARTER YTD 2026 HIGHLIGHTS

Earned premium (+42%)

- Quota share increased to 100% under the Markel Fronting Arrangement
- Written premium growth of 18% with PIF growth of 18%
- Policies in Force retention of 88%

Commission and fee revenue (-84%)

- 2026 reflects the transition under the Markel Fronting Arrangement, which resulted in a decrease in Commission and fee revenue

Marketplace revenue (+8%)

- Strong auction sales growth and increased financing revenue from upsized BAC Credit Facility

Membership and other revenue (+4%)

- HDC Membership revenue growth of 10%

Net investment income (+29%)

- $34 million of Net investment income and $6 million of Net investment gains

[1] Includes base commissions, payment plan fees and contingent underwriting commissions. 2026 now reflects the transition of our business under the Markel Fronting Arrangement, which resulted in a decrease in Commission and fee revenue.

HAGERTY Q3 2026 | 6

HAGERTY Q3 2026 | 7 Q3 2024 Q3 2025 Q3 2026Q3 2024 Q3 2025 Q3 2026 1 Q3 2024 Net Income includes a $0.5 million net loss as a result of the settlement of our warrant liabilities and change in the fair value prior to the settlement of our warrant liabilities and $24 million of pre- tax losses from Hurricane Helene. Q3 2025 Net Income includes a $9 million net benefit as a result of the release of a portion of our valuation allowance of $38 million, partially offset by a $29 million loss related to the change in value of the TRA liability. Q3 2026 Net Income includes $36 million of pre-tax transitional costs associated with the new Markel Fronting Arrangement. 2 Adjusted EBITDA includes Net investment income of $10 million in Q3 2024 and Q3 2025, and $13 million in Q3 2026. See Appendix for additional information regarding this non-GAAP financial measure. Third Quarter Earnings Analysis Net Income and Adjusted EBITDA THIRD QUARTER NET INCOME1 THIRD QUARTER ADJUSTED EBITDA2 $19 $46 $36 YTD Q3 2024 YTD Q3 2025 YTD Q3 2026 $33 $59 $97 YTD Q3 2024 YTD Q3 2025 YTD Q3 2026

HAGERTY Q3 2026 | 8 Q3 2024 Q3 2025 Q3 2026 Q3 2024 Q3 2025 Q3 2026 1 YTD Q3 2024 Net Income includes a $9 million loss as a result of the settlement of our warrant liabilities and change in the fair value prior to the settlement of our warrant liabilities and $24 million of pre-tax losses from Hurricane Helene. YTD Q3 2025 Net Income includes a $6 million net benefit as a result of the release of a portion of our valuation allowance of $38 million, partially offset by a $32 million loss related to the change in value of the TRA liability. YTD Q3 2026 Net Income includes $189 million of pre-tax transitional costs associated with the new Markel Fronting Arrangement. 2 Adjusted EBITDA includes Net investment income of $30 million in YTD Q3 2024, $29 million in YTD Q3 2025, and $34 million in YTD Q3 2026. See Appendix for additional information regarding this non-GAAP financial measure. Third Quarter YTD 2026 Earnings Analysis Net Income and Adjusted EBITDA THIRD QUARTER YTD NET INCOME1 THIRD QUARTER YTD ADJUSTED EBITDA2 Q3 2024 Q3 2025 Q3 2026 $70 $121 $32 Q3 2024 Q3 2025 Q3 20 $133 $180 $257

Increased 2026 Outlook

Sustained Compounding Growth

IN THOUSANDS	2025 RESULTS	PRIOR 2026 OUTLOOK[1] ($)		REVISED 2026 OUTLOOK ($)		2026 OUTLOOK (%)	
		LOW END	HIGH END	LOW END	HIGH END	LOW END	HIGH END
Total Written Premium	$1,193,548	$1,385,000	$1,397,000	$1,385,000	$1,397,000	16%	17%
Total Revenue[2]	$1,456,389	$1,325,000	$1,340,000	$1,340,000	$1,354,000	(8)%	(7)%
Net Income[3,4]	$149,225	$18,000	$30,000	$48,000	$60,000	N/M	N/M
Adjusted EBITDA[5]	$236,791	$270,000	$280,000	$305,000	$315,000	29%	33%

[1] Prior 2026 Outlook shared on the Company's second quarter earnings call on August 5th, 2026.

[2] Revenue guidance reflects the accounting impact of the Markel Fronting Arrangement. Beginning in 2026, we now control the Essentia book of business with the benefit of our MGA services received by Hagerty Re and not Essentia. As a result, commission revenue and the associated ceding commission expense for policies issued through the Markel Fronting Arrangement are eliminated in consolidation. Although we expect the arrangement to result in increased profitability (as reflected in Adjusted EBITDA), reported commission revenue and ceding commission expense will be significantly lower than prior periods, affecting period-to-period comparability. 2025 commission revenue associated with our alliance agreement with Markel was $437 million and ceding commission expense related to the Company's reinsurance quota share agreement with Markel was $344 million in 2025.

[3] The projected Net Income includes approximately $199 million of pre-tax transitional costs related to the Markel Fronting Arrangement representing deferred ceding commissions paid to Markel for policies written prior to January 1, 2026, which will be fully amortized ratably over the remaining term of those policies throughout 2026. This amortization is expected to decline to approximately $10 million in Q4 2026 as 2025 policies expire. Excluding these transitional costs, we expect 2026 to reflect underlying profitability improvement.

[4] Full year 2025 Net Income includes (i) the benefit from the $42 million release of a portion of our valuation allowance, partially offset by a $32 million loss related to the change in value of the TRA liability; and (ii) a $21 million pre-tax reserve reduction in the fourth quarter, primarily related to favorable development for the 2024 accident year and improvement in current accident year experience.

[5] See Appendix for additional information regarding this non-GAAP financial measure.

N/M = Not meaningful



Rhode Island
TPN2
Ocean State

Fall in motion: early 2000s Mercedes-Benz G500.

PHOTOGRAPHER: CAMERON NEVEAU

HAGERTY Q3 2026 | 9

HAGERTY Q3 2026 | 10 NON-GAAP FINANCIAL MEASURES | 2026 OUTLOOK Net Income to Adjusted EBITDA 1 Excludes interest expense related to the BAC Credit Facility, which is recorded within “Selling, general, and administrative expenses” in the Condensed Consolidated Statements of Operations. 2 Other unusual items include: (i) a loss related to the write-down of certain fixed assets classified as held-for-sale; (ii) the impairment of certain operating lease right-of-use assets; (iii) professional fees related to the acquisition of Bennetts, as well as the 2026 THG Unit Exchange and related secondary offering; and (iv) additional severance expenses associated with the actions taken in the fourth quarter of 2025. 3 Represents the amortization of deferred ceding commissions paid to Markel for policies written prior to January 1, 2026. These costs relate exclusively to policies written prior to our entry into the Markel Fronting Arrangement and are being fully amortized ratably over the remaining term of those policies through December 31, 2026. The amortization of these deferred ceding commissions was $89 million in the first quarter of 2026, $64 million in the second quarter of 2026, $36 million in the third quarter of 2026, and we expect it to decline to approximately $10 million in the fourth quarter of 2026 as the remaining 2025 policy terms run off. Management excludes these costs from Adjusted EBITDA because they are transitional charges related solely to deferred ceding commissions on policies written prior to January 1, 2026, are expected to run off by December 31, 2026, and are not indicative of our ongoing operating performance under the Markel Fronting Arrangement. * See Appendix for the definition on Adjusted EBITDA. IN THOUSANDS 2026 LOW 2026 HIGH Net Income $48,000 $60,000 Interest expense and other, net1 2,000 2,000 Income tax benefit (11,000) (13,000) Depreciation and amortization 40,000 40,000 Share-based compensation expense 21,000 21,000 Other unusual items2 6,000 6,000 Markel Fronting Arrangement transitional costs3 199,000 199,000 Adjusted EBITDA $305,000 $315,000

Appendix

HAGERTY Q3 2026 | 12 REVENUE COMPONENTS BY QUARTER $ in Millions 152 158 166 168 169 178 187 193 240 252 265 Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 Q3 2026 89 129 116 89 100 143 137 106 16 24 22 Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 Q3 2026 31 27 42 34 50 48 56 48 48 61 54 Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 Q3 2026 COMMISSION + FEE REVENUE1 EARNED PREMIUM MEMBERSHIP, MARKETPLACE + OTHER REVENUE 1 Includes base commissions, payment plan fees and contingent underwriting commissions. YTD Q3 2026 reflects the transition of business under the Markel Fronting Arrangement, which resulted in a decrease in Commission and fee revenue and the recognition of transitional costs to amortize the remaining deferred ceding commissions related to 2025 policies. Assuming control of the Essentia book through the Markel Fronting Arrangement beginning on January 1, 2026 requires the elimination of $138 million of Commission and fee revenue in the third quarter of 2026 and $385 million in the year-to-date 2026 Condensed Consolidated Statements of Operations.

NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA

IN THOUSANDS	Q3 2025	Q4 2025 - Q2 2026	Q3 2026	TTM
Net income	**$46,171**	**$23,855**	**$36,269**	**$60,124**
Interest expense and other, net[1]	32,403	2,807	886	3,693
Income tax expense (benefit)	(32,834)	(2,860)	5,130	2,270
Depreciation and amortization	9,413	29,212	9,791	39,003
EBITDA	**55,153**	**53,014**	**52,076**	**105,090**
Net investment gains	(1,271)	(5,803)	(751)	(6,554)
Interest expense related to State Farm Term Loan[2]	(515)	(1,545)	(515)	(2,060)
Share-based compensation expense	5,089	13,991	5,216	19,207
Markel Fronting Arrangement transitional costs[3]	—	153,069	35,836	188,905
Other unusual items[4]	895	3,608	5,189	8,797
Adjusted EBITDA	**$59,351**	**$216,334**	**$97,051**	**$313,385**

[1] Excludes interest expense related to the BAC Credit Facility, which is recorded within "Selling, general, and administrative expenses" in the Condensed Consolidated Statements of Operations.

[2] Interest expense related to the State Farm Term Loan is charged against Adjusted EBITDA as it is directly attributable to the operations of Hagerty Re.

[3] Represents the amortization of deferred ceding commissions paid to Markel for policies written prior to January 1, 2026. These costs relate exclusively to policies written prior to our entry into the Markel Fronting Arrangement and are being fully amortized ratably over the remaining term of those policies through December 31, 2026. The amortization of these deferred ceding commissions was $89 million in the first quarter of 2026, $64 million in the second quarter of 2026, $36 million in the third quarter of 2026, and we expect it to decline to approximately $10 million in the fourth quarter of 2026 as the remaining 2025 policy terms run off. Management excludes these costs from Adjusted EBITDA because they are transitional charges related solely to deferred ceding commissions on policies written prior to January 1, 2026, are expected to run off by December 31, 2026, and are not indicative of our ongoing operating performance under the Markel Fronting Arrangement.

[4] For the trailing twelve months ended September 30, 2026 other unusual items includes: (i) a loss related to the write-down of certain fixed assets classified as held-for-sale; (ii) the impairment of certain operating lease right-of-use assets; (iii) professional fees related to (a) the acquisition of Bennetts and (b) the 2026 THG Unit Exchange and related secondary offering; and (iv) certain material severance expenses.

Adjusted EBITDA

We define EBITDA as consolidated Net income, excluding Interest expense and other, net, Income tax expense (benefit), and Depreciation and amortization. We define Adjusted EBITDA as EBITDA, further adjusted to (i) exclude net investment gains and losses; (ii) deduct interest expense related to the State Farm Term Loan; (iii) exclude share-based compensation expense; and when applicable, exclude (iv) restructuring, impairment and related charges; (v) gains, losses and impairments related to divestitures; and (vi) certain other unusual items, such as Markel Fronting Arrangement transitional costs incurred during the three and nine months ended September 30, 2026.

How This Measure is Useful

When used in conjunction with GAAP financial measures, Adjusted EBITDA is a supplemental measure of operating performance that we believe is a useful measure to evaluate our performance period over period and relative to our competitors and peers. Management uses Adjusted EBITDA to evaluate our operating performance on a consistent basis, as it removes the impact of items not directly resulting from our core operations. We believe the presentation of Adjusted EBITDA provides securities analysts, investors, and other interested parties with a supplemental view of our operating performance that enhances their understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives.

Limitations of the Usefulness of This Measure

Adjusted EBITDA may differ from similarly titled measures used by other companies due to different methods of calculation, which could reduce the usefulness of this non-GAAP financial measure when comparing our performance to that of other companies. Presentation of Adjusted EBITDA should not be considered in isolation or a substitute for, or superior to, the financial information prepared in accordance with GAAP.

HAGERTY Q3 2026 | 13

NON-GAAP FINANCIAL MEASURES

Adjusted Net Income and Adjusted Diluted EPS

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,	
	2026	2025	2026	2025
	in thousands (except per share amounts)			
Numerator:				
Net income attributable to Class A Common Stockholders	$8,385	$18,945	$196	$34,539
Adjustments:				
Accretion of Series A Convertible Preferred Stock	1,826	1,903	5,804	5,653
Net income attributable to non-controlling interest	26,058	25,323	25,565	80,474
Net investment gains	(751)	(1,271)	(5,641)	(2,150)
Expense related to TRA Liability	0.00	29,197	0.00	32,275
Other unusual items [1]	5,189	895	6,353	2,961
Tax impact of above adjustments [2]	(5,089)	(41,452)	(15,991)	(51,410)
Adjusted Net Income	$35,618	$33,540	$16,286	$102,342
Denominator:				
Weighted average shares of Class A Common Stock outstanding — Diluted	107,800	347,240	102,995	346,672
Adjustments:				
Assumed exchange of non-controlling interest THG units for shares of Class A Common Stock	240,970	0.00	243,676	0.00
Assumed conversion of shares of Series A Convertible Preferred Stock into shares of Class A Common Stock	6,785	6,785	6,785	6,785
Assumed vesting of share-based compensation awards	5,690	7,069	7,884	7,300
Adjusted weighted average shares of Class A Common Stock outstanding — Diluted	361,245	361,094	361,340	360,757
Adjusted Diluted EPS	$0.10	$0.09	$0.05	$0.28
Diluted EPS	$0.08	$0.11	$0.00	$0.29
Impact of assumed exchange, conversion, or vesting of remaining potentially dilutive securities [3]	0.02	0.01	0.09	0.04
Non-GAAP adjustments [4]	0.00	(0.03)	(0.04)	(0.05)
Adjusted Diluted EPS	$0.10	$0.09	$0.05	$0.28

Adjusted Net Income and Adjusted Diluted EPS

Adjusted Net Income represents Net income attributable to Class A Common Stockholders, assuming the full exchange or conversion of all outstanding THG units and Series A Convertible Preferred Stock for shares of Class A Common Stock, adjusted to exclude (i) net investment gains and losses; and when applicable, (ii) expense related to the TRA Liability; (iii) restructuring, impairment and related charges; (iv) gains, losses, and impairments related to divestitures; and (v) certain other unusual items. Adjusted Diluted EPS is calculated by dividing Adjusted Net Income by the weighted average shares of Class A Common Stock outstanding, assuming the full exchange, conversion, or vesting of all outstanding THG units, Series A Convertible Preferred Stock, and unvested share-based compensation awards.

How These Measures Are Useful

When used in conjunction with GAAP financial measures, Adjusted Net Income and Adjusted Diluted EPS are supplemental measures of operating performance that we believe are useful measures to evaluate our performance period over period and relative to our competitors and peers. Management uses Adjusted Net Income and Adjusted Diluted EPS to evaluate our operating performance on a consistent basis, as it removes the impact of items not directly resulting from our core operations. We believe these measures provide securities analysts, investors, and other interested parties with a supplemental view of our operating performance that enhances their understanding of our business and results of operations that may not otherwise be apparent when relying solely on GAAP measures. By assuming the full exchange or conversion of all outstanding THG units and Series A Convertible Preferred Stock, we believe these measures facilitate comparisons with other companies that have different organizational and tax structures, as well as comparisons period over period because it eliminates the effect of any changes in Net income attributable to Class A Common Stockholders driven by increases in Hagerty, Inc.'s ownership in THG, which is unrelated to our operating performance, and excludes items that are unusual or may not be indicative of our ongoing performance.

Limitations of the Usefulness of These Measures

Adjusted Net Income and Adjusted Diluted EPS may differ from similarly titled measures used by other companies due to different methods of calculation, which could reduce the usefulness of this non-GAAP financial measure when comparing our performance to that of other companies. Presentation of Adjusted Net Income and Adjusted Diluted EPS should not be considered in isolation or a substitute for, or superior to, the financial information prepared in accordance with GAAP. While these measures are useful in evaluating our performance, they assume the full exchange or conversion of all outstanding THG units and Series A Convertible Preferred Stock for shares of Class A Common Stock, which has not occurred and may not occur. Further, the adjustments made to arrive at Adjusted Net Income exclude certain expenses and income that may recur in the future. Adjusted Net Income and Adjusted Diluted EPS should be evaluated in conjunction with our GAAP financial results. A reconciliation of Adjusted Net Income to Net income attributable to Class A Common Stockholders, the most directly comparable GAAP measure, and the computation of Adjusted Diluted EPS are presented on this slide.

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[1] For the nine months ended September 30, 2026, other unusual items includes: (i) a loss related to the write-down of certain fixed assets classified as held-for-sale; (ii) the impairment of certain operating lease right-of-use assets; (iii) professional fees related to (a) the acquisition of Bennetts, and (b) the 2026 THG Unit Exchange and related secondary offering; and (iv) additional severance expenses associated with the actions taken in the fourth quarter of 2025. For the nine months ended September 30, 2025, other unusual items includes certain legal settlement expenses, professional fees associated with the 2025 THG Unit Exchange and related secondary offering, and certain material severance expenses.

[2] Represents the tax effect of the aforementioned adjustments to reflect corporate income taxes at an estimated effective tax rate of 22.3% and 20.5% for the three months ended September 30, 2026 and 2025, respectively, and 30.4% and 22.8% for the nine months ended September 30, 2026 and 2025, respectively, which considers the U.S. federal statutory rate of 21%, a combined state income tax rate of approximately 5% (net of federal benefits and required valuation allowances), and certain material permanent items.

[3] Assumes the exchange, conversion, or vesting of all outstanding THG units, Series A Convertible Preferred Stock, and unvested share-based compensation awards for shares of Class A Common Stock, resulting in the elimination of the non-controlling interest and recognition of the Net income attributable to non-controlling interest, as well as the elimination of the accretion of Series A Convertible Preferred Stock.

[4] Represents the per share impact of non-GAAP adjustments for each period.

HAGERTY Q3 2026 | 14

Markel Fronting Arrangement

Evolving the decade-long partnership, with Hagerty controlling 100% of the premium in 2026

PREVIOUS MODEL

- Hagerty earned 42% total commissions as an MGA and retained ~80% of the risk via Hagerty Re
- Markel retained 20%, handled filings and administrative support
- Hagerty Re paid a 47% ceding commission to Markel (~42% commissions + ~5% for G&A, taxes and operating expenses)

NEW FRONTING STRUCTURE (1/1/26)

- Hagerty Re earns 100% of the premium and retains 100% of the risk
- Hagerty secures expanded underwriting and claims authority; Markel issues policies and provides administrative support
- Hagerty Re pays a ~2% fronting fee and funds G&A, taxes and operating expenses

DRIVING BETTER PROFITABILITY AND OPERATIONAL CONTROL WITH NO DISRUPTION TO POLICYHOLDERS



→
Future classic status: Secured.
The 2013 BMW M3 Lime Rock Park Edition.
PHOTOGRAPHER: JAMES LIPMAN

HAGERTY Q3 2026 | 15

THIRD QUARTER P&L COMPARABILITY BRIDGE

	THREE MONTHS ENDED SEPTEMBER 30, 2026					
	Hagerty Re: Essentia Policy Year 2025 [a]	Hagerty Re: Essentia Policy Year 2026 & Other Carriers [b]	Hagerty Re Total	MGA+ [c]	Consolidation Entries	Insurance Segment
			in thousands			
REVENUES:						
Earned premium, net	$87,989	$177,124	$265,113	$—	$—	$265,113
Commission and fee revenue			—	159,503	(137,917) [e]	21,586
Membership and other revenue			—	21,908	—	21,908
Net investment income			10,980	1,304	—	12,284
Net investment gains			751	—	—	751
Total revenue			276,844	182,715	(137,917)	321,642
EXPENSES:						
Losses and loss adjustment expenses, net			86,463	3,798 [d]	—	90,261
Policy acquisition costs, net:						
Ceding commission expense	40,024	74,942	114,966	—	(81,157) [e]	33,809
Other policy acquisition costs			8,286	—	20,119 [f]	28,405
Underwriting and other insurance expenses			1,648	95,884 [d]	(30,816) [f]	66,716
Selling, general, and administrative expenses			—	54,575	—	54,575
Interest expense and other, net			(1,022)	15	—	(1,007)
Total expenses			210,341	154,272	(91,854)	272,759
INCOME BEFORE TAXES			$66,503	$28,443	$(46,063)	$48,883 [g]

[a] Represents Hagerty Re's earned premium and associated policy acquisition costs related to Essentia policies issued in 2025.
[b] Represents Hagerty Re's earned premium and associated policy acquisition costs related to Essentia policies issued in 2026 and through other carriers.
[c] The MGA+ reporting unit includes our MGA operations, as well as our membership, events, and media activities.
[d] Our MGA subsidiaries incur costs to fulfill certain underwriting and claims handling functions on behalf of Hagerty Re, for which they are compensated through an intercompany commission paid by Hagerty Re. These costs are reflected within the standalone results of our MGA+ reporting unit within "Losses and loss adjustment expenses, net" and "Underwriting and other insurance expenses".
[e] These consolidation entries are made to eliminate intercompany commission revenue and ceding commission expense between the Hagerty Re and MGA+ reporting units.
[f] These consolidation entries are made to defer $30.8 million in policy acquisition costs incurred by the MGA+ reporting unit in their standalone results of operations, which are then amortized over the underlying policy term in our Condensed Consolidated Statements of Operations. For the three months ended September 30, 2026, the amortization of such deferred policy acquisition costs totaled $20.1 million.
[g] This table is presented solely to improve the year-over-year comparability of our financial statements and should not be viewed on a standalone basis. It should be read together with our Condensed Consolidated Statements of Operations and the accompanying notes.

HAGERTY Q3 2026 | 16

THIRD QUARTER YTD P&L COMPARABILITY BRIDGE

	NINE MONTHS ENDED SEPTEMBER 30, 2026					
	Hagerty Re: Essentia Policy Year 2025 [a]	Hagerty Re: Essentia Policy Year 2026 & Other Carriers [b]	Hagerty Re Total	MGA+[c]	Consolidation Entries	Insurance Segment
			in thousands			
REVENUES:						
Earned premium, net	$463,627	$293,084	$756,711	$—	$—	$756,711
Commission and fee revenue			—	446,952	(385,266) [e]	61,686
Membership and other revenue			—	65,396	—	65,396
Net investment income			29,906	3,123	—	33,029
Net investment gains			5,641	—	—	5,641
Total revenue			792,258	515,471	(385,266)	922,463
EXPENSES:						
Losses and loss adjustment expenses, net			285,950	12,939 [d]	—	298,889
Policy acquisition costs, net:						
Ceding commission expense	210,995	122,642	333,637	—	(136,345) [e]	197,292
Other policy acquisition costs			14,073	—	36,412 [f]	50,485
Underwriting and other insurance expenses			10,688	266,624 [d]	(88,061) [f]	189,251
Selling, general, and administrative expenses			—	157,372	—	157,372
Interest expense and other, net			(2,933)	807	—	(2,126)
Total expenses			641,415	437,742	(187,994)	891,163
INCOME BEFORE TAXES			$150,843	$77,729	$(197,272)	$31,300 [g]

[a] Represents Hagerty Re's earned premium and associated policy acquisition costs related to Essentia policies issued in 2025.
[b] Represents Hagerty Re's earned premium and associated policy acquisition costs related to Essentia policies issued in 2026 and through other carriers.
[c] The MGA+ reporting unit includes our MGA operations, as well as our membership, events, and media activities.
[d] Our MGA subsidiaries incur costs to fulfill certain underwriting and claims handling functions on behalf of Hagerty Re, for which they are compensated through an intercompany commission paid by Hagerty Re. These costs are reflected within the standalone results of our MGA+ reporting unit within "Losses and loss adjustment expenses, net" and "Underwriting and other insurance expenses".
[e] These consolidation entries are made to eliminate intercompany commission revenue and ceding commission expense between the Hagerty Re and MGA+ reporting units.
[f] These consolidation entries are made to defer $88.1 million in policy acquisition costs incurred by the MGA+ reporting unit in their standalone results of operations, which are then amortized over the underlying policy term in our Condensed Consolidated Statements of Operations. For the nine months ended September 30, 2026, the amortization of such deferred policy acquisition costs totaled $36.4 million.
[g] This table is presented solely to improve the year-over-year comparability of our financial statements and should not be viewed on a standalone basis. It should be read together with our Condensed Consolidated Statements of Operations and the accompanying notes.

HAGERTY Q3 2026 | 17

HAGERTY Q3 2026 | 18 WELL-POSITIONED TO CAPTURE ADDITIONAL MARKET SHARE Large and underpenetrated target market Hagerty Target Market is the subset of TAM identified as more likely to be currently used as collector vehicles based on age, inherent vehicle characteristics and expert curation. Source: Hagerty. Company reports based on aggregated data of various sources; 1 Per Facebook analytics, members who have expressed an interest in or “Liked” automobiles or associated interests. 2 Per Hagerty company reports based on aggregated data of various sources. 3 Vehicles in force as of December 31, 2025. TYPE TOTAL ADDRESSABLE MARKET (M) HAGERTY TARGET MARKET (M) HAGERTY TCM PENETRATION Pre 1981 Vehicles 11.1 11.1 15.3% Post 1981 Vehicles 38.0 24.9 3.1% Total 49.1 36.0 6.9% 3.0M Hagerty Insured Vehicles3 36M Hagerty Target Market2 49M Total Addressable Market 67M U.S. Auto Enthusiasts2 500M+ Global Auto Enthusiasts1 HAGERTY PENETRATION AND U.S. AUTO INSURED VEHICLE COUNT Pre 1981 Vehicle Count Post 1981 Vehicle Count 0 200,000 400,000 600,000 800,000 1,000,000 1,200,000 1,400,000 1,600,000 1,800,000 2,000,000 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 ~3% ~15%

HAGERTY Q3 2026 | 19 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 —% 100% 200% 300% 400% 500% 600% Hagerty U.S. Auto - CAGR 13% Industry Top 100 - CAGR 5% Hagerty Loss Ratio - average = 39% Industry Loss Ratio - average = 68% HAGERTY U.S. AUTO PREMIUM GROWTH VS. INDUSTRY TOP 100 HAGERTY U.S. AUTO LOSS PERFORMANCE VS. INDUSTRY TOP 100 Source: Hagerty Internal Data, S&P Global Market Intelligence (2025). To ta l P er ce nt ag e G ro w th To ta l L os s P er fo rm an ce 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 20% 30% 40% 50% 60% 70% 80% 90% HAGERTY’S DIFFERENTIATED MODEL DELIVERS HIGH-QUALITY GROWTH Consistent low to mid-teens premium growth with low volatility underwriting

HAGERTY Q3 2026 | 20 HISTORICAL WRITTEN PREMIUM GROWTH 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 0 200 400 600 800 1,000 1,200 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 —% 3% 5% 8% 10% 13% 15% 18% 20% TOTAL U.S. AUTO WRITTEN PREMIUM U.S. AUTO WRITTEN PREMIUM ANNUAL GROWTH

HAGERTY Q3 2026 | 21 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 0 50,000 100,000 150,000 200,000 250,000 300,000 350,000 400,000 450,000 • New business count accelerated with commencement of State Farm Classic+ conversion WRITTEN PREMIUM GROWTH FUELED BY NEW MEMBERS Consistent share gains drive new business count